UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Cutter Mill Road
Suite 322

Great Neck, NY 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On July 31, 2024, Mr. Haotian Song resigned from his position as a vice president of Singularity Future Technology Ltd. (the “Company”) and as a director of the board of directors of the Company (the “Board”). Mr. Haotian Song’s resignation was for personal reasons and was not the result of any disagreement with the Company on any matter relating to the Registrant’s operations, policies or practices.

On August 6, 2024, the Nominating and Corporate Governance Committee of the Board nominated and the Board appointed Ms. Jia Yang as a vice president of the Company and as a director of the Board to fill the vacancy resulting from Mr. Haotian Song’s resignation. In connection with Ms. Yang’s appointment, the Company and Ms. Yang entered into an employment agreement, dated August 6, 2024 (the “Employment Agreement”), and a director offer letter, dated August 6, 2024 (the “Offer Letter”), pursuant to which Ms. Yang will receive an aggregate annual compensation of $66,000 for her services as a vice president of the Company and as a director of the Board.

Ms. Yang has served as the chief operating office at Beijing Angda Yingchuang Innovative Materials Technology Co., Ltd. since January 2023. Prior to that, she was an executive officer at Zhongjian Tianxia Beijing Investment Management Co., Ltd. from October 2021 to December 2022. From November 2019 to November 2021, Ms. Yang was the executive assistant to hotel manager/marketing executive at The Ritz-Carlton Xi’an. Ms. Yang graduated from Xi’an International Studies University in 2016 with a major in English education.

There is no family relationship between Ms. Yang and any of our other officers and directors. Except for the Employment Agreement and the Offer Letter described above, Mr. Yang has not had any transaction with the Company since the beginning of our last fiscal year.

The foregoing description of the Employment Agreement and the Offer Letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement and the Offer Letter attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement of Ms. Jia Yang, dated August 6, 2024
10.2	Offer Letter of Ms. Jia Yang, dated August 6, 2024
104	Cover Page Interactive Data File the cover page XBRL tags are embedded within the Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2024	Singularity Future Technology Ltd.

	By:	/s/ Ziyuan Liu
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

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